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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )

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/ /	Soliciting Material Pursuant to §240.14a-12
P&F INDUSTRIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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P & F INDUSTRIES, INC.
300 Smith Street
Farmingdale, New York 11735

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held May 28, 2003

To the Stockholders of
P & F Industries, Inc.:

        The Annual Meeting of Stockholders of P & F Industries, Inc. will be held at the Huntington Hilton Hotel, 598 Broad Hollow Road, Melville, New York on Wednesday, May 28, 2003 at 10:00 A.M., for the following purposes:

  (1)
  To elect two directors to hold office for three years;

  (2)
  To ratify the selection of BDO Seidman, LLP, independent certified public accountants, as auditors for the fiscal year ending December 31, 2003; and

  (3)
  To consider and act upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

        In accordance with the provisions of the Company's By-Laws, the Board of Directors has fixed the close of business on April 18, 2003 as the date for determining stockholders of record entitled to receive notice of, and to vote at, the Annual Meeting.

        Your attention is directed to the accompanying Proxy Statement.

        You are cordially invited to attend the Annual Meeting. If you do not expect to attend the Annual Meeting in person, please vote, date, sign and return the enclosed proxy as promptly as possible in the enclosed reply envelope.

By order of the Board of Directors,
JOSEPH A. MOLINO, JR. Secretary
Dated: April 28, 2003 Farmingdale, New York

P & F INDUSTRIES, INC.
300 Smith Street
Farmingdale, New York 11735

PROXY STATEMENT

        This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of P & F Industries, Inc. (the "Company") to be used at the meeting of stockholders of the Company (the "Annual Meeting") to be held on Wednesday, May 28, 2003 at 10:00 A.M., at the Huntington Hilton Hotel, 598 Broad Hollow Road, Melville, New York, or at any adjournment or postponement thereof, for the purposes set forth in the accompanying notice of Annual Meeting of Stockholders. If the enclosed form of proxy is executed and returned, it may nevertheless be revoked at any time before it is exercised, either in person at the Annual Meeting or by written notice or by a duly executed proxy, bearing a later date, sent to the Secretary of the Company. The Company anticipates mailing this proxy statement and the accompanying proxy to stockholders on or about April 28, 2003.

        As of April 18, 2003, there were 3,503,522 shares of the Company's Class A Common Stock, $1.00 par value (the "Class A Common Stock"), outstanding. Each share of Class A Common Stock is entitled to one vote. Only holders of record of Class A Common Stock at the close of business on April 18, 2003 will be entitled to notice of, and to vote at, the Annual Meeting. The Company will bear the cost of the Annual Meeting and the cost of soliciting proxies, including the cost of mailing the proxy material. In addition to solicitation by mail, directors, officers and regular employees of the Company (who will not be specifically compensated for such service) may solicit proxies by telephone or otherwise.

        All proxies received pursuant to this solicitation will be voted, except as to matters where authority to vote is specifically withheld and, where a choice is specified as to the proposal, such proxies will be voted in accordance with such specification. If no instructions are given, the persons named in the proxies solicited by the Board of Directors of the Company intend to vote for the nominees for election as directors of the Company set forth herein and for the confirmation of the appointment of BDO Seidman, LLP as independent certified public accountants of the Company for the fiscal year ending December 31, 2003. If any other matter should be presented at the Annual Meeting upon which a vote may properly be taken, the shares represented by the proxy will be voted with respect thereto in the discretion of the person or persons holding such proxy.

        For purposes of determining whether a proposal has received the required number of votes for approval, abstentions will be included in the vote totals with the result that an abstention will have the same effect as a negative vote. In instances where nominee recordholders, such as brokers, are prohibited from exercising discretionary authority for beneficial owners of shares of Class A Common Stock who have not returned a proxy ("broker non-votes"), those shares of Class A Common Stock will not be included in the vote totals and, therefore, will have no effect on the vote. If a quorum should not be present, the Annual Meeting may be adjourned from time to time until a quorum is obtained.

ELECTION OF DIRECTORS

        As permitted by Delaware law, the Board of Directors is divided into three classes, the classes being divided as equally as possible and each class having a term of three years. Each year the term of office of one class expires. A director elected to fill a vacancy, including a vacancy resulting from an increase in the number of directors constituting the Board of Directors, serves for the remaining term of the class in which the vacancy exists. The Board of Directors presently consists of eight members, with two classes consisting of three directors and one class consisting of two directors, resulting from the resignation of Arthur Hug, Jr. from the Board of Directors on April 4, 2003.

        During 2003, the term of a class consisting of two directors expires. Management proposes that Messrs. Sidney Horowitz and Dennis Kalick, whose terms of office expire in 2003, be re-elected as directors to serve for terms to expire at the 2006 Annual Meeting of Stockholders. Unless otherwise indicated, the enclosed proxy will be voted for the election of such nominees. Should either of these nominees become unable to serve for any reason or, for good cause, will not serve, which is not anticipated, the Board of Directors may, unless the Board of Directors by resolution provides for a lesser number of directors, designate substitute nominees, in which event the persons named in the enclosed proxy will vote for the election of such substitute nominee or nominees.

        Directors will be elected by the plurality vote of the holders of the Class A Common Stock entitled to vote at the Annual Meeting and present in person or by proxy.

The Board of Directors Unanimously Recommends that Stockholders Vote FOR the Foregoing Nominees.

Information as to Directors and Nominees for Directors

        Set forth below is the name and age of each nominee for director and each director currently in office and whose term continues, his principal occupation, the year each became a director of the Company and a description of his principal occupation for the past five years. The information set forth below is as of April 18, 2003.

Name	Age	Served as Director Continuously Since
Nominees to Continue in Office Until 2006 Annual Meeting of Stockholders:
Sidney Horowitz	83	1962
Dennis Kalick	51	1997
Directors to Continue in Office Until 2005 Annual Meeting of Stockholders:
Robert L. Dubofsky	63	1990
Neil Novikoff	49	1998
Marc A. Utay	43	1992
Directors to Serve in Office Until 2004 Annual Meeting of Stockholders:
Richard A. Horowitz	53	1975
Alan I. Goldberg	53	1998
Robert M. Steinberg	60	2000

        Sidney Horowitz has been Chairman Emeritus of the Board of Directors since November 1995 and was Chairman of the Board of Directors and Chief Executive Officer of the Company from 1968 to November 1995. Sidney Horowitz is the father of Richard A. Horowitz.

        Dennis Kalick has been engaged in the private practice of providing accounting services with Dennis Kalick & Associates, Inc. (or a predecessor firm) since 1993.

        Robert L. Dubofsky has been Managing Director of BWD Group LLC (formerly Blumencranz, Klepper, Wilkins & Dubofsky, Ltd.), an insurance brokerage group, since April 1992.

        Neil Novikoff has been a partner in the law firm of Willkie Farr & Gallagher for more than the last five years.

        Marc A. Utay has been a Managing Partner of Clarion Capital Partners, LLC, a private equity firm, since October 1999. From May 1993 until October 1999, Mr. Utay was a Managing Director of Wasserstein Perella Co., Inc., an investment banking firm.

        Richard A. Horowitz has been Chairman of the Board of Directors and Chief Executive Officer of the Company since November 1995 and has been President of the Company since 1986.

        Alan I. Goldberg has been President of Larkspur America, Inc., a real-estate investment company, since 1999. From 1977 until 1999, Mr. Goldberg was President of About Sportswear, Inc., an apparel manufacturer.

        Robert M. Steinberg has been Chief Executive Officer of Xtra Card Services, Inc., a healthcare services company, since June 2000. Mr. Steinberg served as President and Chief Operating Officer of Reliance Group Holdings, Inc. from January 1997 until November 1999. Mr. Steinberg served as Chairman of the Board and Chief Executive Officer of Reliance Insurance Company from 1984 to November 1999 and served as Vice Chairman of Reliance Insurance Company from November 1999 until July 2000. On June 11, 2001, Reliance Group Holdings, Inc. filed a voluntary petition for relief under Chapter 11, Title 11, United States Code, in the Bankruptcy Court for the Southern District of New York. On January 25, 2001, Reliance Insurance Company consented to the entry of an Order of Supervision pursuant to which it was placed under supervision of the Insurance Commissioner of the Commonwealth of Pennsylvania.

Meetings of the Board of Directors and Committees

        During 2002, the Board of Directors held four meetings. No director attended fewer than 75% of the total number of meetings of the Board of Directors and all committees on which he served. The Board of Directors has an Audit Committee and a Stock Option Committee. During 2002, the members of the Audit Committee were Messrs. Dubofsky, Hug and Kalick and the members of the Stock Option Committee were Messrs. Hug and Kalick. The current members of the Audit Committee are Messrs. Dubofsky, Goldberg and Kalick and the current members of the Stock Option Committee are Messrs. Goldberg and Kalick. The Audit Committee recommends the selection of independent auditors to the Board of Directors, reviews the overall scope and the results of the Company's annual audit and reviews the Company's overall internal controls. During 2002, the Audit Committee met once. The Stock Option Committee administers the Company's 2002 Stock Incentive Plan. The Stock Option Committee met once during 2002. The Board does not have a nominating or a compensation committee or a committee performing similar functions.

Director Compensation

        During 2002, each director who was not an employee of the Company or any of its subsidiaries received an annual retainer fee of $3,500 plus $1,250 for each meeting of the Board of Directors or Audit Committee attended. Upon election to the Board of Directors, each director who is not an employee of the Company receives an option to purchase 2,000 shares of Class A Common Stock. Directors who are also officers of the Company are not compensated for their duties as directors.

Board of Directors' Affiliations

        Mr. Novikoff is a Partner in the law firm of Willkie Farr & Gallagher, which provided legal services to the Company during 2002.

OWNERSHIP OF EQUITY SECURITIES

        The following table sets forth the beneficial ownership of Class A Common Stock as of April 18, 2003, including shares as to which a right to acquire ownership within 60 days exists (for example, through the exercise of stock options) within the meaning of Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), by (i) each director and nominee for director, (ii) the executive officers listed in the Summary Compensation Table (Richard A. Horowitz and Joseph A. Molino, Jr. are the only executive officers of the Company), (iii) each person known by the Company to be the beneficial owner of more than 5% of the Class A Common Stock and (iv) all directors and executive officers as a group. Except as indicated in the applicable footnotes, each beneficial owner listed has sole voting power and sole investment power over the shares of Class A Common Stock indicated. Except as indicated in the applicable footnotes, the address of each beneficial owner is in the care of the Company, 300 Smith Street, Farmingdale, New York 11735.

Name and Address of Beneficial Owner	Amount and Nature Beneficial Ownership		Percent of Class
Robert L. Dubofsky	22,000	(1)(2)	*
Alan I. Goldberg	2,300	(2)	*
Sidney Horowitz	264,731	(2)(3)(4)	7.6
Richard A. Horowitz	1,283,175	(5)	34.2
Dennis Kalick	2,000	(2)	*
Joseph A. Molino, Jr.	40,500	(6)	*
Neil Novikoff	2,000	(2)	*
Marc A. Utay	72,000	(2)	2.1
Robert M. Steinberg	2,000	(2)	*
FMR Corp.	359,300	(7)	10.3
Steel Partners II L.P.	351,085	(8)	10.0
Lawndale Capital Management, LLC	399,050	(9)	11.4
All directors and executive officers as a group (9 persons)	1,690,706	(10)	44.4

*
Less than 1%.

(1)
Includes 5,000 shares owned by his child.

(2)
Includes 2,000 shares issuable upon the exercise of stock options.

(3)
The address of Sidney Horowitz is 20596 Links Circle, Boca Raton, Florida 33434.

(4)
Includes 99,988 shares owned by Grace Horowitz, wife of Sidney Horowitz, individually and as trustee for their daughter, and 400 shares owned by The Sidney and Grace Horowitz Foundation. Sidney Horowitz disclaims beneficial ownership of the 99,988 shares owned by Grace Horowitz individually and as Trustee for the daughter of Grace Horowitz and Sidney Horowitz.

(5)
Includes (i) 660,200 shares owned by Linda Horowitz, wife of Richard A. Horowitz, individually, (ii) 22,200 shares owned jointly by Richard A. Horowitz and his daughter and (iii) 10,000 shares owned by The Linda and Richard Horowitz Foundation. Linda Horowitz has granted Richard A. Horowitz an irrevocable proxy to vote the 660,000 shares owned by her. Also includes 251,836 shares issuable upon the exercise of stock options.

(6)
Includes 40,000 shares issuable upon the exercise of stock options. Joseph A. Molino, Jr. has been Vice President and Chief Financial Officer of the Company since December 1997. From July 1990 until November 1997, Mr. Molino was chief financial officer of several small private manufacturing and service companies.

(7)
Information obtained from a Schedule 13G, dated June 11, 2001, filed with the Securities and Exchange Commission by FMR Corp., Edward C. Johnson 3d and Abigail P. Johnson. FMR Corp., Edward C. Johnson 3rd and Abigail P. Johnson each have sole power to dispose or to direct the disposition of all shares held. The address of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109.

(8)
Information obtained from a Schedule 13D, dated January 8, 2002, filed with the Securities and Exchange Commission by Steel Partners II, L.P. and Warren Lichtenstein and a Form 4, dated January 9, 2003, filed by Steel Partners II, L.P. with the Securities and Exchange Commission. According to the Schedule 13D, Steel Partners II, L.P. and Warren Lichtenstein have sole voting and sole dispositive power over all shares held. The address of Steel Partners II, L.P. is 750 Lexington Avenue, 27th Floor, New York, New York 10022.

(9)
Information obtained from a Schedule 13G, dated February 7, 2003, filed with the Securities and Exchange Commission by Lawndale Capital Management, LLC, Andrew E. Shapiro, Diamond A Partners, L.P. and Diamond A Investors, L.P. Lawndale Capital Management, LLC shares voting and dispositive power with Andrew E. Shapiro with respect to 399,050 shares, Diamond A Partners, L.P. with respect to 350,350 shares and Diamond A Investors, L.P. with respect to 48,700 shares. The address of each of the foregoing entities is One Sansome Street, Suite 3900, San Francisco California 94104.

(10)
Includes 305,836 shares issuable upon the exercise of stock options.

EXECUTIVE COMPENSATION

        The following table sets forth all cash and non-cash compensation for each of the past three fiscal years awarded to or earned by the Chairman of the Board and Chief Executive Officer and the other executive officer whose aggregate compensation exceeded $100,000.

Summary Compensation Table

		Annual Compensation			Long-Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation($)	Securities Underlying Options/SARs(#)	All Other Compensation($)(1)
Richard A. Horowitz	2002	710,000	634,518	89,163(2)	150,000	32,450
Chairman of the Board	2001	675,000	298,977	—	—	28,781
and Chief Executive Officer	2000	610,000	640,000	—	—	27,637
Joseph A. Molino, Jr.	2002	230,000	153,069	—	20,000	14,800
Vice-President and Chief	2001	220,000	64,995	—	—	12,400
Financial Officer	2000	201,000	150,000	—	—	12,400

(1)
The Company maintains a split-dollar life insurance policy on the life of Mr. Richard A. Horowitz and paid $908, $864 and $821 allocated to the term portion of the split-dollar coverage for 2002, 2001 and 2000, respectively. The actuarial equivalent of the value of the premium paid by the Company for 2002, 2001 and 2000, based on certain assumptions regarding interest rates and periods of coverage, was $16,742, $15,517 and $14,416, respectively. It is anticipated that the Company will recover the premiums on this policy or the cash surrender value thereof.

  Mr. Horowitz and Mr. Molino are covered by a Company-sponsored defined contribution retirement plan (the "Plan"). The Plan covers all eligible employees of the Company who do not receive retirement benefits under a collective bargaining agreement. Contributions made on behalf of Mr. Horowitz were $14,800, $12,400 and $12,400 for 2002, 2001 and 2000, respectively. Contributions made on behalf of Mr. Molino were $14,800, $12,400 and $12,400 for 2002, 2001 and 2000, respectively.

(2)
On July 12, 2002, the Stock Option Committee approved a special grant of 12,774 shares of Class A Common Stock to Mr. Horowitz as additional compensation.

Option/SAR Grants in Last Fiscal Year

        The following table shows information with respect to stock options granted during the fiscal year ended December 31, 2002 to the executive officers named in the Summary Compensation Table.

Option Grants In Last Fiscal Year

	Individual Grants
						Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
	Number of Securities Underlying Options Granted (#)	% of Total Options Granted to Employees in Fiscal Year		Market Price on Date of Grant ($/Sh)
			Exercise or Base Price ($/Sh)
Name					Expiration Date
						5%	10%
Richard A. Horowitz	83,336(1)	37.7	$6.00	$6.00	7/12/12	314,457	796,897
	66,664(2)	30.2	$6.60	$6.00	7/12/07	70,510	204,196
Joseph A. Molino, Jr.	20,000(1)	9.1	$6.00	$6.00	7/12/12	75,467	191,249

(1)
These options were granted on July 12, 2002 and are fully vested and exercisable.

(2)
These options were granted on July 12, 2002 and will become exercisable as to 16,666 shares of Class A Common Stock on January 1, 2004 (the "Initial Vesting Date") and as to an additional 16,666 shares of Class A Common Stock on each of the next three anniversaries of the Initial Vesting Date.

        The following table shows for the fiscal year ended December 31, 2002 the number and value of unexercised options for the executive officers named in the Summary Compensation Table. Neither of the executive officers named in the Summary Compensation Table exercised any options during the last fiscal year.

Aggregated Option/SAR Exercises in Last Fiscal Year
and Fiscal Year End Option/SAR Values

	Number of Securities Underlying Unexercised Options/SAR's at Fiscal Year-End (#)	Value of Unexercised In-the-Money Options/SAR's at Fiscal Year-End ($)
Name	Exercisable/ Unexercisable	Exercisable/ Unexercisable
Richard A. Horowitz	251,836 / 78,164	116,177 / 13,999
Joseph A. Molino, Jr.	40,000 / 0	16,200 / 0

Employment Agreements with Executive Officers

        Effective as of May 30, 2001, the Company entered into an employment agreement (the "Horowitz Employment Agreement") with Richard A. Horowitz. The Horowitz Employment Agreement provides for Richard A. Horowitz to serve as President of the Company for a term expiring on May 30, 2008, unless sooner terminated pursuant to the provisions of the Horowitz Employment Agreement. Pursuant to the Horowitz Employment Agreement, Richard A. Horowitz will receive a minimum annual salary of $675,000. Mr. Horowitz is also eligible to receive such increases in base compensation as the Board of Directors may from time to time grant to him and to receive such bonuses as the Board of Directors, in its discretion, may allocate to him. Mr. Horowitz will receive an annual salary of $760,000 for the year ending December 31, 2003. In the event of a "discharge" following a "change in control" of the Company (as each term is defined in the Horowitz Employment Agreement), Richard A. Horowitz will receive his annual salary and all benefits to which he is entitled under the Horowitz Employment Agreement for the remainder of the term thereof or a lump sum severance allowance in an amount equal to 2.99 times his "annualized includable compensation for the base period" (as defined in the Internal Revenue Code of 1986, as amended).

REPORT ON EXECUTIVE COMPENSATION

        The Company does not have a compensation committee. The Board of Directors reviews the annual compensation of the Company's executive officers. Each executive officer's compensation includes base salary and a performance bonus. The Company also seeks to incentivise and reward its executive officers and to align their financial interests with those of the Company's stockholders through equity awards under the Company's 2002 Stock Incentive Plan.

        In determining the executive officers' base salary for the ensuing fiscal year, the Board of Directors considers each individual officer's job performance and level of responsibility, prior years' compensation, number of years of employment with the Company and the rate of inflation. Mr. Horowitz's and Mr. Molino's base salary increased by 5% for 2002. These increases were based on a subjective evaluation of the performance of Mr. Horowitz and Mr. Molino during the prior year.

        In 2001, the Company established the P&F Industries, Inc. Executive Incentive Bonus Plan (the "Incentive Bonus Plan"). Pursuant to the Incentive Bonus Plan, each participant is entitled to payment from the Company of a bonus based upon a percentage of the pre-tax profits of the Company for an award period as set forth in the Incentive Bonus Plan. For the year ended December 31, 2002, Messrs. Horowitz and Molino received bonuses of $492,518 and $107,069, respectively, under the Incentive Bonus Plan based upon a percentage of pre-tax profits of the Company. In addition to the bonus based upon a percentage of pre-tax profits, the Board of Directors may, in its sole discretion, authorize a supplemental bonus for an award period of up to 20% of a participant's salary in the event of extraordinary performance or unusual, unique or extraordinary circumstances during an award period. For the year ended December 31, 2002, the Board of Directors awarded Mr. Horowitz a supplemental bonus of $142,000 and Mr. Molino a supplemental bonus of $46,000 for their performance during the year in preserving the Company's relationships with its customers during critical account reviews.

        The Stock Option Committee periodically grants stock options to executive officers and other key employees as part of the Company's overall executive compensation program. When granting options to executive officers, the Stock Option Committee considers the total number of shares available under the Company's 2002 Stock Incentive Plan, the number of options previously granted to such officers and Company and individual performance. However, no specific corporate or individual performance factors are used. The Stock Option Committee believes that stock options are an integral part of the Company's executive compensation program, which motivates executives to practice long-term strategic management and to align their financial interests with those of the Company's stockholders. During the

2002 fiscal year, the Stock Option Committee granted options to acquire 150,000 shares of Class A Common Stock to Mr. Horowitz and 20,000 shares of Class A Common Stock to Mr. Molino based on a subjective determination of certain of the above factors. On July 12, 2002, the Stock Option Committee also approved a special grant of 12,774 shares of Class A Common Stock to Mr. Horowitz as additional compensation. In making this special grant, the Stock Option Committee noted that during 2002 Mr. Horowitz allowed certain in the money options to purchase shares of Class A Common Stock to expire unexercised.

        The Board of Directors believes that in order to compete effectively with other similarly situated companies in the acquisition and retention of top executive talent, the Company must have the flexibility to pay compensation that may not be fully deductible under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). During 2002, Mr. Horowitz's cash compensation exceeded the deductible amount.

  Members of the Board of Directors

ALAN I. GOLDBERG ROBERT L. DUBOFSKY RICHARD A. HOROWITZ (Chairman) SIDNEY HOROWITZ	DENNIS KALICK ROBERT M. STEINBERG NEIL NOVIKOFF MARC A. UTAY

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS(1)

        The Audit Committee of the Board of Directors of P&F Industries, Inc. is composed of three independent directors appointed by the Board of Directors (each of which is independent under Rule 4200(a)(15) of the National Association of Securities Dealers, Inc. listing standards) and operates under a written charter adopted by the Board of Directors during fiscal 2000. During 2002, the members of the Audit Committee were Messrs. Dubofsky, Hug and Kalick. The current members of the Audit Committee are Messrs. Dubofsky, Goldberg and Kalick.

        Management is responsible for the Company's internal accounting and financial controls, the financial reporting process and the internal audit function. The Company's independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes and report its findings to the full Board of Directors.

        In this context, the Audit Committee has met and held discussions separately, and jointly, with each of management and the Company's independent auditors. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee discussed with the independent auditors, the auditors' independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board, and considered the compatibility of non-audit services provided by the independent auditors with the auditors' independence.

        Based on the Audit Committee's discussion with management and the independent auditors and the Audit Committee's review of the representation of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2002 filed with the Securities and Exchange Commission.

Robert L. Dubofsky Alan I. Goldberg	Dennis Kalick

(1)
This Section is not "soliciting material," is not deemed "filed" with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

COMPANY STOCK PERFORMANCE GRAPH

        The following performance graph compares the five-year cumulative return of the Class A Common Stock to the total returns of the Nasdaq Stock Market (U.S.A.) Index and a composite group comprised of companies with approximately the same market capitalization as the Company at December 31, 1997. Such composite group was used because the Company, through its four subsidiaries, engages in several different lines of businesses and an applicable peer group does not exist. In addition to the Company, the following companies are included in the index: 4 Kids Entertainment, Inc., Driver Harris Co. Inc., Energy West, Inc., Halsey Drug Corp., Harris & Harris Group, Inc., Presidential Realty Corp., TSR, Inc. and Wendi-Bristol Health Corp. Each case assumes a $100 investment on December 31, 1997 and reinvestment of any dividends. Cumulative returns are at December 31 of each year.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "Commission") initial reports of ownership and reports of changes in ownership of Class A Common Stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by the Commission to furnish the Company with copies of all Section 16(a) forms they file.

        To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company or written representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with during, or in respect of, the fiscal year ended December 31, 2002.

TRANSACTIONS WITH MANAGEMENT AND OTHERS

        The Company and Sidney Horowitz are parties to a Consulting Agreement, which will terminate on October 31, 2003, pursuant to which Mr. Horowitz receives $75,000 in annual consulting fees.

SELECTION OF AUDITORS

        The Board of Directors, upon the recommendation of its Audit Committee, has selected BDO Seidman, LLP as independent certified public accountants for the Company, to audit and report upon the Company's consolidated financial statements for the 2003 fiscal year, and the Board of Directors is submitting this matter to the stockholders for their ratification. The affirmative vote of a majority of the shares of Class A Common Stock present or represented and entitled to vote on the proposal at the Annual Meeting is required for the ratification of the selection of BDO Seidman, LLP. Representatives of BDO Seidman, LLP are expected to be present at the Annual Meeting, to make a statement if they desire to do so and to be available to respond to appropriate questions that may be asked by stockholders.

        Audit Fees.    The aggregate fees billed for professional services rendered for the audit of the Company's annual consolidated financial statements and the review of the Company's quarterly consolidated financial statements for the fiscal year ended December 31, 2002 were $195,500.

        Financial Information Systems Design And Implementation.    The Company did not engage BDO Seidman, LLP to provide advice to the Company regarding financial information systems design and implementation during the fiscal year ended December 31, 2002.

        All Other Fees.    The aggregate fees billed for services rendered by BDO Seidman, LLP for the fiscal year ended December 31, 2002, other than the audit fees disclosed above, were $67,885.

        For the year ended December 31, 2002, the Audit Committee has determined that the provision of services unrelated to the audit of the Company's annual consolidated financial statements and the review of the Company's quarterly consolidated financial statements was compatible with maintaining the independence of the Company's independent certified public accountants.

The Board of Directors Unanimously Recommends that Stockholders Vote
FOR Approval of the Selection of BDO Seidman, LLP as
Independent Certified Public Accountants.

Stockholder Proposals for 2004 Annual Meeting

        Stockholder proposals intended for inclusion in the proxy material for the 2004 Annual Meeting of Stockholders must be received by the Secretary of the Company at the Company's offices at 300 Smith Street, Farmingdale, New York 11735 not later than December 26, 2003 in order for such proposals to be included in the proxy materials for the 2004 Annual Meeting of Stockholders. Such proposals must also meet the requirements of Rule 14a-8 of the Exchange Act relating to stockholders' proposals. Any stockholder interested in bringing a proposal before the 2004 Annual Meeting of Stockholders outside of the processes of Rule 14a-8 is referred to the advance notice provisions contained in the Company's By-Laws, which require receipt of such proposals by the Secretary of the Company at the Company's offices not prior to October 27, 2003 and not later than December 26, 2003. Since the Company did not receive timely notice of any stockholder proposal for the 2003 Annual Meeting of Stockholders, it will have discretionary authority to vote on any stockholder proposals presented at such Meeting.

Additional Information and Other Matters

        A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2002 (WITHOUT EXHIBITS) AS FILED WITH THE COMMISSION MAY BE OBTAINED FREE OF CHARGE BY WRITING TO THE COMPANY, 300 SMITH STREET, FARMINGDALE, NEW YORK 11735; ATTENTION: SECRETARY OF THE COMPANY.

        Management of the Company is not aware of any matters to be presented for action at the Annual Meeting other than the matters mentioned above, and does not intend to bring any other matters before the Annual Meeting. However, if any other matters should come before the Annual Meeting, it is intended that the holders of the proxies will vote them in their discretion.

By order of the Board of Directors,
JOSEPH A. MOLINO, JR. Secretary
Date: April 28, 2003

PROXY

P&F INDUSTRIES, INC.

This Proxy Is Solicited On Behalf Of The Board Of Directors
Annual Meeting Of Stockholders
May 28, 2003

        The undersigned hereby appoints RICHARD A. HOROWITZ and JOSEPH A. MOLINO, JR., or either one of them, attorney with full power of substitution and revocation to each, for and in the name of the undersigned, with all powers the undersigned would possess if personally present, to vote the Class A Common Stock of the undersigned in P&F Industries, Inc. at the Annual Meeting of Stockholders to be held at the Huntington Hilton Hotel, 598 Broad Hollow Road, Melville, New York on Wednesday, May 28, 2003 at 10 a.m. and at any adjournment thereof, for the following matters.

        THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, AND 2.

        (Continued, and to be signed on reverse side)

☒    PLEASE MARK YOUR
VOTES AS IN THIS
EXAMPLE.

FOR THE NOMINEES LISTED (EXCEPT AS MARKED TO THE CONTRARY BELOW)	WITHHOLD AUTHORITY TO VOTE FOR THE NOMINEES LISTED BELOW
☐	☐	NOMINEES: Sidney Horowitz Dennis Kalick
1. Election of two directors, as set forth to right, for a term of three years (expiring in 2006) and until their successors are duly elected and qualified.

INSTRUCTION:    TO WITHHOLD AUTHORITY TO VOTE FOR
ANY INDIVIDUAL NOMINEE, PRINT THAT NOMINEE'S
NAME ON THE LINE PROVIDED BELOW.

2. Ratification of the selection of auditors.	FOR	AGAINST	ABSTAIN
	☐	☐	☐
3. In their discretion upon any other matters which may properly come before the meeting.	FOR	AGAINST	ABSTAIN
	☐	☐	☐
THIS PROXY WILL BE VOTED AS SPECIFIED ABOVE.
IMPORTANT—PLEASE VOTE, SIGN AND RETURN THE PROXY AS SOON AS POSSIBLE SO THAT IT WILL ARRIVE BEFORE THE ANNUAL MEETING ON MAY 28, 2003.

SIGNATURE(S)

        DATE

, 2003

NOTE: Please sign as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If more than one name shown, including the case of joint tenants, each party should sign.

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To be held May 28, 2003
ELECTION OF DIRECTORS
OWNERSHIP OF EQUITY SECURITIES
EXECUTIVE COMPENSATION
Summary Compensation Table
Option/SAR Grants in Last Fiscal Year
Option Grants In Last Fiscal Year
Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year End Option/SAR Values
REPORT ON EXECUTIVE COMPENSATION
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS(1)
COMPANY STOCK PERFORMANCE GRAPH
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
TRANSACTIONS WITH MANAGEMENT AND OTHERS
SELECTION OF AUDITORS
The Board of Directors Unanimously Recommends that Stockholders Vote FOR Approval of the Selection of BDO Seidman, LLP as Independent Certified Public Accountants.